certification

Robert Stark, President, and Madeline Arment, Treasurer of the Nomura Alternative Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                             Principal Financial Officer/Treasurer

Nomura Alternative Income Fund                                 Nomura Alternative Income Fund

/s/ Robert Stark                                                             /s/ Madeline Arment

Robert Stark                                                                Madeline Arment

Date:    6/8/23                                                            Date:   6/8/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Nomura Alternative Income Fund and will be retained by the Nomura Alternative Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.